EFFECTIVE NOVEMBER 2, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 2, 2004

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 MATERIAL DEFINITIVE AGREEMENT

Effective October 29, 2004, Key Tronic Corporation entered into a Ninth Amendment to Financing Agreement dated August 22, 2001 by and among Key Tronic Corporation and The CIT Group/Business Credit, Inc. The Ninth Amendment reduced the minimum EBITDA required to be maintained by Key Tronic Corporation during the fiscal month ended September 2004 from $5 million to $4.5 million.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 2, 2004, Key Tronic Corporation issued a press release announcing its financial results for the quarter ended September 2, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K including the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing of Key Tronic Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 2, 2004

SAFE HARBOR STATEMENT. Statements contained in the Exhibit to this report that state Key Tronic Corporation’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Key Tronic Corporation’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that Key Tronic Corporation has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)
Date: November 2, 2004
	By:	/S/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President
of Administration and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated November 2, 2004